Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Stock Option Plan and 1997 Non-Officer Stock Option Plan of Boole & Babbage, Inc. of our report dated October 24,1997, with respect to the consolidated financial statements of Boole & Babbage, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended September 30, 1997 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP

San Jose, California
October 28, 1998